EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of EMRISE Corporation on Form S-3, of our report, dated March 28, 2008 relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of EMRISE Corporation for the year ended December 31, 2007.  We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Irvine, California
July 7, 2008